UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 1445 - 885 W. Georgia Street, Vancouver, B.C. Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously reported, H.R. 5371, the “Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extensions Act, 2026” (the “Act”) in its current form and without further amendment, will have a material negative impact on BayMedica LLC (“BayMedica”), a wholly owned subsidiary of InMed Pharmaceuticals Inc. (the “Company”). Specifically, certain aspects of BayMedica’s commercial business and its inventory of rare, non-intoxicating cannabinoids would be prohibited under the Act if it becomes effective as planned on November 12, 2026.

On March 4, 2026, the Company’s board of directors ratified, confirmed and approved the decision of the board members of BayMedica to wind down and exit BayMedica’s commercial operations business segment (“commercial operations”), which is the only revenue-generating commercial operations of the Company. BayMedica intends to substantially complete the wind down and exit prior to the end of its fiscal year ending June 30, 2026. During the interim period leading to the completion of operational wind down, BayMedica will continue its commercial operations including sales, marketing, limited manufacturing, and logistics. Following the wind down of commercial operations, the Company will focus exclusively on the development of its pharmaceutical drug candidates, including INM-901 for Alzheimer's disease and INM-089 for dry Age-related Macular Degeneration as they advance towards IND filings and initial human clinical trials.

In connection with the wind down of commercial operations, BayMedica is expected to incur severance and other employee-related costs of approximately $550,000 and expects to incur additional related expenditures of approximately $120,000 through the end of the fiscal year. These expenditures are expected to be reduced by the profits from the sale of BayMedica’s products prior to the completion of operational wind down.

The estimates of the charges and costs that BayMedica expects to incur, and the timing thereof, as well as its revenue expectations, are subject to a number of assumptions and actual results may differ materially from those described above. In addition, BayMedica may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the wind down of its commercial operations.

The Company has included its unaudited pro forma condensed consolidated financial information giving effect to the wind down of the commercial operations as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.05.

Item 7.01 Regulation FD Disclosure.

On March 6, 2026, the Company issued a press release regarding the Company’s wind down of commercial operations. A copy of that press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report, including the exhibits attached hereto, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding BayMedica’s plans to wind down the commercial operations, the expected timing of completion of the wind down, and anticipated costs and charges associated with the wind down. These statements are based on current expectations and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied due to various risks and uncertainties, including, but not limited to, unexpected delays or difficulties in implementing the wind down, the amount and timing of costs and charges, and other factors described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The Company's unaudited pro forma condensed consolidated financial information giving effect to the wind down of the commercial operations is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits:

Exhibit 99.2 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of InMed Pharmaceuticals Inc.
99.2	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: March 6, 2026	By:	/s/ Eric A. Adams
Eric A. Adams President & CEO

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